Exhibit 99.3
AMERICAN REPROGRAPHICS COMPANY
RESTRICTED STOCK AWARD GRANT NOTICE
2005 STOCK PLAN
American Reprographics Company (the “Company”), pursuant to its 2005 Stock Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein, the Restricted Stock Award Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:	Jonathan Mather

Date of Grant:	April 17, 2008

Number of Shares Subject to Award:	60,000

Fair Market Value	$15.28 per share, $916,800 in the aggregate

Consideration:	Participant’s past services

Vesting:	100% of the Shares vest after four years of Continuous Service from the Date of Grant; however, vesting of the Shares will be fully accelerated to 100% if Participant’s Continuous Service terminates before the fourth anniversary of the Date of Grant due to (i) death, (ii) Participant’s becoming “Permanently Disabled,” (iii) involuntary termination by the Company without “Cause,” or (iv) termination by Participant with “Good Reason” (as such terms are defined in the November 29, 2006 Executive Employment Agreement between the Company and Participant.).
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Award Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to Participant under the Plan.

AMERICAN REPROGRAPHICS COMPANY		PARTICIPANT:

By:	/s/ Kumarakulasingam Suriyakumar	/s/ Jonathan Mather

	Signature	Signature

Title:	Chief Executive Officer and President	Date:	April 17, 2008

Date:	April 17, 2008

ATTACHMENTS:	Restricted Stock Award Agreement, 2005 Stock Plan, Assignment Separate From Certificate, Joint Escrow Instructions